UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2015

Date of Report

(Date of earliest event reported)

UAS DRONE CORP.

 (Exact name of registrant as specified in its charter)

NEVADA	000-55504	47-3052410
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

420 Royal Palm Way, Suite 100

Palm Beach, Florida  33480

 (Address of Principal Executive Offices)

(561) 693-1421

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAME REFERENCES

In this Current Report, references to “UAS Drone,” the “Company,” “we,” “our,” “us” and words of similar import refer to UAS Drone Corp., the Registrant, which is a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

-

economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

-

our ability to obtain sufficient funding to continue to pursue our business plan;

-

our ability to perform our obligations under our loan agreements;

-

competition within our chosen markets and industries;

-

the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

-

our ability to meet customer demands;

-

our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

-

trends affecting the commercial acceptability of our products and services;

-

our ability to protect and enforce our current and future intellectual property; and

-

our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 1.01 Entry into Material Definitive Agreement.

On October 21, 2015, UAS Drone entered into two material agreements with Havis Inc., of Warminster, Pennsylvania.

Under the parties’ Manufacturing Agreement, Havis will be the exclusive manufacturer of the Company’s commercial drone products for the law enforcement sector in the United States.  The agreement has a five year term with successive three year renewal terms, and lays out a framework for engineering, fulfillment of purchase orders, warehousing and other material terms. No pricing is provided at the current time.

Under the parties’ Distribution Agreement, the Company has appointed Havis as its exclusive distributor to the law enforcement sector in the United States for the Company’s commercial drones. The agreement has a five year term with successive three year renewal terms, and provides a framework for development of marketing materials, warranty and service programs, training and risk mitigation, among other material terms. The agreement also provides for sales quotas to be established by the parties after the first year of sales, and Havis to brand all drones with its corporate name and logo. No pricing or margins are specified in the agreement.

Havis is an 80 year-old privately held, ISO 9001:2008 certified company that manufactures in-vehicle mobile computer and workflow solutions for public safety, public works government agencies and mobile professionals.  Havis products are distributed through a nationwide network of resellers and sales representatives in the United States.

The above descriptions of the material agreements are qualified in their entirety by the actual agreements, copies of which are included as Exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(b)

Exhibits.

Exhibit No.

Exhibit Description

10.1

Manufacturing Agreement

10.2

Distribution Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UAS DRONE CORP.

Date:	October 27, 2015	By:	/s/ Scott Kahoe
Scott Kahoe, Chief Financial Officer